Exhibit 1.1

UNDERWRITING AGREEMENT

September 14, 2020

Brookfield Infrastructure Partners L.P.
73 Front Street
Hamilton, HM 12

Bermuda

Dear Sirs/Mesdames:

Re:      Issue of 8,000,000 5.125% Class A Preferred Limited Partnership Units, Series 13

Morgan Stanley & Co. LLC (“MS”), BofA Securities, Inc. (“BofA”), J.P. Morgan Securities LLC (“JPM”), RBC Capital Markets, LLC (“RBC”), Wells Fargo Securities, LLC (“Wells” and, together with MS, BofA, JPM and RBC, the “Representatives”) and TD Securities (USA) LLC (each of the foregoing, an “Underwriter”, and, collectively the “Underwriters”) understand that Brookfield Infrastructure Partners L.P. (“BIP”) proposes to issue 8,000,000 5.125% Class A Preferred Limited Partnership Units, Series 13, representing preferred limited partner interests in BIP with a liquidation preference of $25.00 per unit (the “Units”) through the Underwriters (the “Offering”).

Subject to the terms and conditions set forth in this Agreement, the Underwriters severally and not jointly offer to purchase the respective number of Units set forth opposite such Underwriter’s name in Section 19.1 at a purchase price of $24.2125 per Unit sold to retail investors and $24.50 per Unit sold to institutional investors (the “Offering Price”), for an aggregate purchase price of $195,402,000 (the “Purchase Price”), and by its acceptance of this offer BIP agrees to issue and sell the Units to the Underwriters.

Payment of the Purchase Price by the Underwriters will be made at the Closing Time (as defined herein) at the offices of Torys LLP in New York City against delivery by BIP of the Units. All dollar amounts referred to herein are expressed in United States dollars and “$” shall mean United States dollars, except where otherwise indicated.

The Units are to be issued pursuant to a third amendment (the “BIP LPA Amendment”) to be dated as of the Closing Date (as defined herein), to the Amended and Restated Limited Partnership Agreement of BIP by and among Brookfield Infrastructure Partners Limited, an exempted company existing under the laws of Bermuda (the “General Partner”), and the limited partners party thereto, dated February 16, 2018, as amended on September 12, 2018 and February 27, 2020 (as further amended by the BIP LPA Amendment, the “Amended BIP LPA”). In connection with the issuance of the Units, BIP intends to contribute the net proceeds from the sale of the Units to Brookfield Infrastructure L.P., a Bermuda exempted limited partnership (“BILP”). In consideration of BIP’s contribution, BILP will issue to BIP a new series of Class A preferred limited partnership units of BILP with economic terms designed to mirror those of the Units (the “Mirror Units”) pursuant to an amendment, to be dated as of the Closing Date (the “BILP LPA Amendment”) to BILP’s Amended and Restated Limited Partnership Agreement, dated February 16, 2018, as amended on September 12, 2018, August 1, 2019, February 27, 2020 and March 31, 2020 (as further amended by the BILP LPA Amendment, the “Amended BILP LPA”). The Amended BIP LPA and Amended BILP LPA are together referred to hereinafter as the “Transaction Documents”.

The following are the terms and conditions of the agreement between BIP and the Underwriters.

1	Definitions

1.1	Unless otherwise defined in this Agreement, the following terms shall have the following meanings, respectively:

(a)	“this Agreement”, “hereto”, “herein”, “hereunder”, “hereof” and similar expressions refer to the agreement resulting from the acceptance by BIP of this offer and not to any particular section or other portion of this Agreement;

(b)	“affiliate” has the meaning set forth in Rule 405 under the Securities Act;

(c)	“Agreements and Instruments” has the meaning ascribed thereto in Section 11.1(i) hereof;

(d)	“Amended BILP LPA” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

(e)	“Amended BIP LPA” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

(f)	“Applicable Securities Laws” means the Canadian Securities Laws and the Securities Laws;

(g)	“Applicable Time” means 1:45 p.m. on the date hereof;

(h)	“Audit Committee” has the meaning ascribed thereto in Section 11.1(t) hereof;

(i)	“Base Prospectus” has the meaning ascribed thereto in Section 11.1(ee) hereof;

(j)	“BHC Act Affiliate” has the meaning ascribed thereto in Section 22;

(k)	“BILP” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

(l)	“BIP” has the meaning ascribed thereto in the first paragraph of this Agreement;

(m)	“BIP Entities” means the entities listed on Schedule B to this Agreement;

(n)	“BILP LPA Amendment” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

(o)	“BIP LPA Amendment” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

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(p)	“business day” means a day other than a Saturday, a Sunday or a statutory holiday in New York, New York or the City of Toronto, Ontario;

(q)	“Canadian Securities Laws” means the securities acts or similar statutes of the Qualifying Jurisdictions and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder applicable to BIP;

(r)	“Closing Date” means September 21, 2020 or such earlier or later date, as the Underwriters and BIP may agree upon in writing;

(s)	“Closing Time” means 9:00 a.m. (New York City time) on the Closing Date, or such other time on the Closing Date as the Underwriters and BIP may agree upon in writing;

(t)	“Covered Entity” has the meaning ascribed thereto in Section 22;

(u)	“Default Right” has the meaning ascribed thereto in Section 22;

(v)	“Disclosure Package” means the Base Prospectus, as amended and supplemented by the Preliminary Prospectus dated September 14, 2020, the other information, if any, stated in Schedule A to this Agreement and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule A hereto;

(w)	“Environmental Laws” has the meaning ascribed thereto in Section 11.1(p) hereof;

(x)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(y)	“Exchanges” means the TSX and the NYSE;

(z)	“General Partner” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

(aa)	“Governmental Licenses” has the meaning ascribed thereto in Section 11.1(n) hereof;

(bb)	“Hazardous Materials” has the meaning ascribed thereto in Section 11.1(p) hereof;

(cc)	“IFRS” has the meaning ascribed thereto in Section 11.1(c) hereof;

(dd)	“Indemnified BIP Parties” has the meaning ascribed thereto in Section 17.3 hereof;

(ee)	“Indemnified Parties” has the meaning ascribed thereto in Section 17.3 hereof;

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(ff)	“Indemnified Underwriter Parties” has the meaning ascribed thereto in Section 17.1 hereof;

(gg)	“Indemnifying Party” has the meaning ascribed thereto in Section 17.5 hereof;

(hh)	“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Units, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in BIP’s records pursuant to Rule 433(g) under the Securities Act;

(ii)	“IT Systems” has the meaning ascribed thereto in Section 11.1(qq) hereof;

(jj)	“LP Units” has the meaning ascribed thereto in Section 16.1 hereof;

(kk)	“material” or “materially”, when used in relation to BIP or the BIP Entities, means material in relation to the BIP Entities on a consolidated basis;

(ll)	“Material Adverse Effect” shall have the meaning ascribed thereto in Section 11.1(d) hereof;

(mm)	“Mirror Units” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

(nn)	“NYSE” means the New York Stock Exchange;

(oo)	“NYSE Rules” means the rules of the NYSE;

(pp)	“OFAC” has the meaning ascribed thereto in Section 11.1(w) hereof;

(qq)	“Offering” has the meaning ascribed thereto in the first paragraph of this Agreement;

(rr)	“Offering Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(ss)	“Personal Data” has the meaning ascribed thereto in Section 11.1(qq) hereof;

(tt)	“PFIC” has the meaning ascribed thereto in Section 11.1(vv) hereof;

(uu)	“Preferred Units” means the preferred limited partnership units of BIP;

(vv)	“Preliminary Prospectus” has the meaning ascribed thereto in Section 11.1(ee) hereof;

(ww)	“Prospectus” has the meaning ascribed thereto in Section 11.1(ee) hereof;

(xx)	“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units, as in the opinion of counsel for the Underwriters a prospectus relating to such Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of such Units, by any Underwriter or dealer;

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(yy)	“Purchase Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(zz)	“Qualifying Jurisdictions” means each of the provinces and territories of Canada;

(aaa)	“registration rights” has the meaning ascribed thereto in Section 11.1(mm) hereof;

(bbb)	“Registration Statement” has the meaning ascribed thereto in Section 11.1(ee) hereof;

(ccc)	“Repayment Event” has the meaning ascribed thereto in Section 11.1(i) hereof;

(ddd)	“Representatives” has the meaning ascribed thereto in the first paragraph of this Agreement;

(eee)	“Rules and Regulations” means the rules and regulations of the SEC;

(fff)	“Sanctioned Country” has the meaning ascribed thereto in Section 11.1(w) hereof;

(ggg)	“Sanctions” has the meaning ascribed thereto in Section 11.1(w) hereof;

(hhh)	“SEC” means the U.S. Securities and Exchange Commission;

(iii)	“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereto;

(jjj)	“Securities Commissions” means the securities commission or other securities regulatory authority in each of the Qualifying Jurisdictions;

(kkk)	“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the NYSE Rules;

(lll)	“Special Resolution Regime” has the meaning ascribed thereto in Section 22;

(mmm)	“Subsequent Disclosure Documents” means any filings with the SEC after the date of this Agreement which are incorporated by reference into the Registration Statement;

(nnn)	“subsidiary” has the meaning set forth in Rule 405 under the Securities Act;

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(ooo)	“TSX” means the Toronto Stock Exchange;

(ppp)	“Underwriters” has the meaning ascribed thereto in the first paragraph of this Agreement;

(qqq)	“Underwriting Discounts and Commissions” means $4,598,000;

(rrr)	“Underwriting Information” has the meaning ascribed thereto in Section 17.3 hereof; and

(sss)	“Units” has the meaning ascribed thereto in the first paragraph of this Agreement.

Other terms which are defined elsewhere in this Agreement have the meanings so ascribed.

2	[Reserved]

3	Filing of Prospectuses

3.1	BIP shall:

(a)	file the Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; file promptly all reports and any other information required to be filed by BIP with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Units;

(b)	pay the SEC registration fee for this Offering within the time period required by Rule 456(b)(1) under the Securities Act and in any event prior to the Closing Date; and

(c)	qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Units; provided that BIP shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

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4	[reserved]

5	[reserved]

6	Delivery of Prospectuses and Related Documents

6.1	Except as provided in Section 6.1(a) hereof, BIP shall deliver to the Underwriters’ counsel prior to or contemporaneously, as nearly as practicable, with the execution of this Agreement a copy of the following for each of the Underwriters and Underwriters’ counsel:

(a)	any Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus as filed with the SEC (to the extent not previously delivered) to the Underwriters in New York City on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request; and

(b)	a “comfort letter” from Deloitte LLP dated as of the date hereof (with the requisite procedures to be completed by such auditors within two business days of the date hereof), addressed to the directors of the General Partner and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably, with respect to the financial statements and certain financial or statistical information relating to BIP contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

6.2	The delivery by BIP to the Underwriters of the Disclosure Package and the Prospectus shall constitute a representation and warranty to the Underwriters by BIP that the Disclosure Package or the Prospectus, as applicable, except with respect to any Underwriting Information (as defined herein), does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such delivery shall also constitute the consent of BIP to the use of the Disclosure Package and the Prospectus by the Underwriters in connection with the distribution of the Units.

6.3	Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, BIP will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

6.4	BIP will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

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6.5	BIP will make generally available to its security holders as soon as reasonably practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

7	Commercial Copies of Prospectuses

7.1	BIP shall deliver to the Underwriters, as soon as practicable and in any event within two business days of the date of filing the Prospectus with the SEC, the number of commercial copies of the Prospectus reasonably specified by the Underwriters in writing.

7.2	During the Prospectus Delivery Period, BIP shall deliver, without charge, as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

8	Distribution of Units

8.1	The Underwriters shall offer the Units for sale to the public directly and through banking and selling group members only as permitted by and in compliance with Securities Laws upon the terms and conditions set forth in the Disclosure Package, the Prospectus and in this Agreement. Without the prior consent of BIP, the Underwriters will not solicit offers to purchase or sell the Units so as to require registration of the Units or filing of a prospectus, registration statement or other notice or document with respect to the distribution of the Units under the laws of any jurisdiction other than the United States, or which could subject BIP to reporting obligations in any such jurisdiction or result in the listing of the securities of BIP on any exchange other than an exchange where such securities are listed as of the date hereof and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell. An Underwriter will not be liable to BIP under this Section with respect to a default by another Underwriter or any banking and selling group member appointed by another Underwriter under this Section.

8.2	The Underwriters propose to offer the Units, initially at the Offering Price. After a reasonable effort has been made to sell all of the Units at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Units are offered; provided that such decrease in the Offering Price will not decrease the amount of the net proceeds of the Offering to BIP.

9	Material Change

9.1	During the Prospectus Delivery Period, BIP shall promptly notify the Underwriters in writing, with full particulars, of:

(a)	any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of BIP on a consolidated basis (other than a change disclosed in the Disclosure Package or the Prospectus); or

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(b)	any change in any matter covered by a statement contained or incorporated by reference in the Disclosure Package, the Prospectus or any Subsequent Disclosure Document or an amendment to the Disclosure Package or the Prospectus; or

(c)	any material fact that arises or has been discovered that would have been required to be stated in the Disclosure Package, the Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package and the Prospectus had that fact arisen or been discovered on or prior to the date of the Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package or the Prospectus, as the case may be, which change or fact is, or may be, of such a nature as to render the Disclosure Package, the Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package or the Prospectus misleading or untrue in any material respect or which would result in any of such documents not complying in any material respect with any of the Securities Laws or which would result in any of such documents containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which change would reasonably be expected to have a significant effect on the market price or value of the Units. BIP shall in good faith discuss with the Underwriters any change in circumstances (actual or proposed within the knowledge of BIP) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 9.4.

9.2	BIP will advise the Representatives promptly, and confirm such advice in writing: (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the SEC relating to the Registration Statement or any other request by the SEC for any additional information; (iv) of the issuance by the SEC of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by BIP of any notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by BIP of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and BIP will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package or the Prospectus or suspending any such qualification of the Units and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

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9.3	If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with Securities Laws, BIP will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.3, file with the SEC and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with Securities Laws, BIP will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.3 above, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with Securities Laws.

9.4	BIP shall promptly comply with all applicable filing and other requirements, if any, under the Securities Laws arising as a result of any change referred to in Section 9.1 and shall prepare and file under all Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under Securities Laws, any Subsequent Disclosure Document or any amendment to the Disclosure Package or the Prospectus as may be required under Securities Laws during the Prospectus Delivery Period. BIP shall further promptly deliver to the Underwriters a copy for each of the Underwriters and the Underwriters’ counsel of opinions and comfort letters with respect to each such amendment to the Disclosure Package, the Prospectus and any Subsequent Disclosure Document substantially similar to those referred to in Section 6.1.

9.5	The delivery by BIP to the Underwriters of any Subsequent Disclosure Document or any amendment to the Disclosure Package or the Prospectus shall constitute a representation and warranty to the Underwriters by BIP, with respect to such Subsequent Disclosure Document or the Disclosure Package or the Prospectus, as so amended by such amendment, and by each Subsequent Disclosure Document and each amendment to the Disclosure Package and the Prospectus previously delivered to the Underwriters, to the same effect as set forth in Section 6.2. Such delivery shall also constitute the consent of BIP to the use of the Disclosure Package and the Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Units in the United States.

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10	Closing

10.1	At the Closing Time, BIP shall deliver to MS, on behalf of the Underwriters, the aggregate number of Units agreed to be purchased by the Underwriters pursuant to this Agreement in the form of an electronic deposit pursuant to the non-certificated issue system maintained by The Depositary Trust Company, to the instant deposit number as directed in writing by MS, against payment by the Underwriters to BIP of the Purchase Price by wire transfer pursuant to instructions provided by BIP to MS not less than 48 hours prior to the Closing Date.

11	Representations, Warranties and Covenants of BIP

11.1	BIP represents, warrants and covenants to the Underwriters that:

(a)	Compliance with Canadian Securities Laws. BIP is a reporting issuer in each of the Qualifying Jurisdictions, is not in default under the Canadian Securities Laws, and is in compliance in all material respects with its timely disclosure obligations under Canadian Securities Laws and the requirements of the TSX. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of BIP has been issued or made by any Securities Commission and no proceedings for that purpose have been instituted or are pending or, to BIP’s knowledge, are contemplated by any such authority. Any request on the part of the Securities Commissions for additional information in connection with the Offering has been complied with in all material respects.

(b)	Independent Accountants. Deloitte LLP, who has audited the annual financial statements of BIP included and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered chartered professional accountants, as required by the Securities Act and the Rules and Regulations.

(c)	Financial Statements. The financial statements of BIP included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related schedules, if any, and notes, present fairly the assets and liabilities, financial position, results of operations and cash flows at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified. Said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data included or incorporated by reference in the Disclosure Package and the Prospectus, or otherwise deemed to be a part thereof or included therein, present fairly the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the Prospectus. There have been no changes in the assets or liabilities of BIP from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to BIP and except for changes that are disclosed in the Disclosure Package and the Prospectus.

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(d)	No Material Adverse Change in Business. Except as disclosed in the Disclosure Package and the Prospectus, since the date of the most recent audited financial statements of BIP incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any Subsequent Disclosure Documents, (A) there has been no change and there is no prospective change that would have a material adverse effect on the condition (financial or otherwise), results of operations or business of the BIP Entities, taken together as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the BIP Entities other than those in the ordinary course of business, which are material with respect to the BIP Entities, taken together, as a single enterprise, and (C) there has been no dividend or distribution of any kind declared (other than as publicly disclosed), paid or made by BIP on any class or series of its securities.

(e)	Good Standing of BIP. Each of the BIP Entities is an entity validly existing as an entity in good standing under the laws of the jurisdiction of its creation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or register would not result in a Material Adverse Effect. All of the issued and outstanding units in the capital of or other equity interests in each BIP Entity have been duly authorized and validly issued and are fully paid and non-assessable, all of the issued and outstanding units in the capital of or other equity interests in each subsidiary that is wholly-owned by a BIP Entity is owned by such BIP Entity, in each case directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed in the Disclosure Package and the Prospectus. Each BIP Entity owns that percentage of the outstanding units in the capital of or other equity interests in each subsidiary that is not wholly-owned as is set forth in the Disclosure Package and the Prospectus, and all such units or other equity interests owned by each BIP Entity are owned directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed therein; none of the outstanding units in the capital of or other equity interests in each of the subsidiaries was issued in violation of pre-emptive or other similar rights of any securityholder thereof.

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(f)	Capitalization; Distributions. The authorized capital of BIP consists of an unlimited number of limited partnership units, an unlimited number of Class A preferred limited partnership units and an unlimited number of general partner units. As of September 14, 2020, approximately 295,279,418 limited partnership units, 4,989,265 Class A preferred limited partnership units, Series 1, 4,989,262 Class A preferred limited partnership units, Series 3, 9,986,588 Class A preferred limited partnership units, Series 5, 11,979,750 Class A preferred limited partnership units, Series 7, 7,986,595 Class A Preferred Units, Series 9, 9,936,190 Class A preferred limited partnership units, Series 11 and one general partner unit were issued and outstanding as fully-paid and non-assessable units of BIP. As of the date hereof, there are no issued or outstanding Class A preferred limited partnership units, Series 2, Class A preferred limited partnership units, Series 4, Class A preferred limited partnership units, Series 6, Class A preferred limited partnership units, Series 8, Class A preferred limited partnership units, Series 10 or Class A preferred limited partnership units, Series 12. All of the issued and outstanding limited partnership units, Class A preferred limited partnership units and general partner units in the capital of BIP have been duly authorized and validly issued and are fully-paid and non-assessable and have been issued in compliance with all applicable U.S. and Canadian laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding limited partnership units, Class A preferred limited partnership units or general partner units in the capital of BIP were issued in violation of the pre-emptive or other similar rights of any securityholder of BIP. All distributions, including the distributions on all other securities of BIP ranking prior to or on a parity with the Units with respect to the payment of distributions in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment.

(g)	Authorization of Agreement. BIP, acting by the General Partner, has the power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Documents and this Agreement and each of the Transaction Documents has been duly authorized, executed and delivered by BIP, acting by the General Partner.

(h)	Authorization and Description of Securities. The Units have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by BIP pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Units conform to all statements relating thereto contained in the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Units will be subject to personal liability solely by reason of being such a holder; and the issuance of the Units is not subject to the pre-emptive or other similar rights of any securityholder of BIP.

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(i)	Absence of Defaults and Conflicts. None of the BIP Entities is in violation of its limited partnership agreement, articles, charter or by laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the BIP Entities is a party or by which it or any of them may be bound, or to which any of the BIP Entities or the property or assets of any of the BIP Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated therein and in the Disclosure Package and the Prospectus (including the authorization, issuance, sale and delivery of the Units and the use of the proceeds from the sale of the Units as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by BIP with its obligations hereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the BIP Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, charter or by laws of any of the BIP Entities, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the BIP Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the BIP Entities or any of their assets, properties or operations (except for such violations or conflicts that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the BIP Entities.

(j)	Absence of Labor Dispute. No labor dispute with the employees of any of the BIP Entities exists or, to the knowledge of BIP, is imminent, and BIP is not aware of any existing or imminent labor disturbance by the employees of any of the BIP Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(k)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of BIP, threatened, against or affecting any of the BIP Entities, which is required to be disclosed in the Disclosure Package and the Prospectus or the Subsequent Disclosure Documents, or which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by BIP of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the BIP Entities is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Prospectus or the Subsequent Disclosure Documents, including ordinary routine litigation incidental to the business of any of the BIP Entities, are not reasonably likely to result in a Material Adverse Effect.

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(l)	Absence of Contracts, etc. There are no contracts or documents which are required to be described in the Disclosure Package and the Prospectus which have not been so described.

(m)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by BIP of its obligations hereunder or the Transaction Documents, in connection with the offer, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this Agreement or the Transaction Documents, except such as have been obtained, or as may be required, under Applicable Securities Laws or Exchange regulations (including, in the case of the listing of the Units, application to the NYSE, extraterritorial registrations (except where the failure to do so would not have a Material Adverse Effect) and BIP fulfilling the requirements of the NYSE in connection therewith).

(n)	Possession of Licenses and Permits. Each of the BIP Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the BIP Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and none of the BIP Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to BIP, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of BIP, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same in any material respect.

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(o)	Title to Property. Except as described in the Disclosure Package and the Prospectus, each of the BIP Entities has good and marketable title to all of its material assets including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the BIP Entities) which are material to each of the BIP Entities.

(p)	Environmental Laws. Except as described in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the BIP Entities is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the BIP Entities has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of BIP, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the BIP Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the BIP Entities relating to Hazardous Materials or any Environmental Laws.

(q)	No Stabilization or Manipulation. Neither BIP nor, to its knowledge, any of its officers, directors or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Units.

(r)	Other Information. There are no contracts, documents or other materials required to be described or referred to in the Disclosure Package and the Prospectus that are not described, referred to or filed as required.

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(s)	Insurance. Each of the BIP Entities carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of the BIP Entities, and all such insurance is in full force and effect. The BIP Entities have no reason to believe that they will not be able to (A) renew existing insurance coverage as and when such policies expire; or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. None of the BIP Entities has been denied any insurance coverage, which it has sought or for which it has applied.

(t)	Accounting Control. Each of the BIP Entities maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act (including, where applicable, by exemptive relief) and that has been designed by, or under the supervision of, BIP’s principal executive and principal financial officers, which, on a consolidated basis, is sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls are, and upon consummation of the Offering will be, overseen by the Audit Committee (the “Audit Committee”) of the General Partner in accordance with the NYSE Rules. As of the date of the most recent balance sheet of BIP and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, there were no material weaknesses in BIP’s internal controls. BIP has not publicly disclosed or reported to the Audit Committee or the General Partner, and, within the next 135 days, BIP does not reasonably expect to publicly disclose or report to the Audit Committee or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(u)	Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of BIP or, to the knowledge of BIP, any of BIP’s directors or officers, in their capacities as such, to comply in all material respects with any provision of Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications, insofar as BIP is required to comply with the aforementioned act, rules and regulations.

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(v)	Payment of Taxes. All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the BIP Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. Each of the BIP Entities has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the BIP Entities, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of each of the BIP Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The statements set forth in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the tax consequences to holders of the ownership and disposition of the Units or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are a fair and accurate summary of the matters set forth therein.

(w)	OFAC. None of the BIP Entities or their subsidiaries nor, to the knowledge of BIP, any director, officer, agent, employee, affiliate or person acting on behalf of a BIP Entity or any subsidiaries of a BIP Entity, is (i) currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council or the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, the Crimean peninsula, Cuba, Iran, North Korea and Syria (such countries, “Sanctioned Countries”), and none of the BIP Entities will directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of (x) funding or facilitating the activities of any person that, to the knowledge of BIP, is currently the subject or target of Sanctions, (y) funding or facilitating any activities of or business in any Sanctioned Country or (z) engaging in any other activity that will result in a violation of Sanctions by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the BIP Entities and their subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(x)	Investment Company Act. BIP is not and, after giving effect to the offer and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

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(y)	Foreign Private Issuer and SEC Foreign Issuer. BIP is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(z)	Compliance with Laws. Each of the BIP Entities and, to BIP’s knowledge, others who perform services on behalf of the BIP Entities in the performance of such services on behalf of the BIP Entities, have been and are in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the BIP Entities has received any notice citing action or inaction by any of the BIP Entities, or others who perform services on behalf of the BIP Entities, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of BIP, other than as set forth in the Disclosure Package and the Prospectus, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(aa)	Transfer Agent. Computershare Inc. at its principal offices located at 150 Royall Street, Canton MA 02021 has been duly appointed as registrar and transfer agent for the Units.

(bb)	Director or Officer Loans. Except as disclosed in documents incorporated by reference into the Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the BIP Entities, to or for the benefit of any of the officers or directors of any of the BIP Entities or any of their respective family members.

(cc)	Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the BIP Entities, any of their affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect BIP’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Disclosure Package and the Prospectus which have not been described as required.

(dd)	Exchange Listing. BIP is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreement to which BIP and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. As of the Closing Date, the Units (and any securities issuable upon the conversion thereof) will be conditionally approved for listing on the NYSE subject to the satisfaction of the usual conditions imposed by the NYSE.

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(ee)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. BIP has filed with the SEC an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form F-3 (No. 333-232256), including a related prospectus or prospectuses, covering the registration of the Units under the Securities Act not earlier than three years prior to the date hereof, such registration statement, and any post-effective amendment thereto, became effective on filing, and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by BIP (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement and any amendment thereto) relating to the Units filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus or information supplement relating to the Units that is filed with the SEC and deemed by virtue of Rule 430B or 430C under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the final prospectus supplement relating to the Units filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Units filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Base Prospectus, any Preliminary Prospectus, or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of BIP filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement).

(ff)	Compliance with Securities Act Requirements. At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), at the Applicable Time and on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On its date, at the time of filing the Prospectus pursuant to Rule 424(b) under the Securities Act and on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to BIP by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as “Underwriting Information” in Section 17.3 hereof.

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(gg)	Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon and in conformity with written information furnished to BIP by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as “Underwriting Information” in Section 17.3 hereof.

(hh)	Disclosure Package; Issuer Free Writing Prospectuses. The Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date (or the Additional Closing Date, as the case may be) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule A hereto does not conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(ii)	Incorporated Documents. The documents incorporated by reference in the Disclosure Package and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(jj)	WKSI; Ineligible Issuer Status. (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time BIP or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Units in reliance on the exemption of Rule 163 under the Securities Act, BIP was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) (i) at the earliest time after the filing of the Registration Statement that BIP or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and (ii) at the date of this Agreement, BIP was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(kk)	No Distribution of Other Offering Materials. None of BIP or any of its subsidiaries has distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Units will distribute any offering material in connection with the offer and sale of the Units other than the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(ll)	Fair Summaries. The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Series 13 Preferred Units” and “Description of the Offered Securities,” insofar as they purport to constitute a summary of the terms of the Units, and under the headings “Service of Process and Enforceability of Civil Liabilities”, “Item 8. Indemnification of Directors and Officers” and “Underwriting” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(mm)	Registration Rights. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between BIP and any person granting such person the right to require BIP to file a registration statement under the Securities Act with respect to any Preferred Units owned or to be owned by such person or to require BIP to include such Preferred Units in the Preferred Units registered pursuant to a registration statement or in any Preferred Units being registered pursuant to any other registration statement filed by BIP under the Securities Act (collectively, “registration rights”), and any person to whom BIP has granted registration rights will have agreed at or prior to the Closing Date not to exercise such rights until after the expiration of the lock-up period referred to in Section 16.1 hereof.

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(nn)	No Unlawful Payments. Each of BIP, its subsidiaries, its affiliates and their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and by its participation in the Offering will not violate, and BIP has instituted and maintains policies and procedures designed to ensure continued compliance by each of the foregoing with the following laws: (a) anti-bribery laws, including, but not limited to, any applicable law, rule, or regulation of any locality, including, but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom and the Corruption of Foreign Public Officials Act (Canada), each as amended, and the rules and regulations promulgated thereunder, or any other law, rule or regulation of similar purpose and scope; (b) anti-money laundering laws, including, but not limited to, applicable U.S. federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, and the rules and regulations promulgated thereunder, the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations promulgated thereunder, the Bank Secrecy Act, the applicable money laundering laws of all jurisdictions where BIP or any of its controlled affiliates conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving BIP or its controlled affiliates with respect to the foregoing is pending or, to the knowledge of BIP, threatened; and (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, as amended, and the rules and regulations promulgated thereunder, the Trading with the Enemy Act of 1917, as amended, and the rules and regulations promulgated thereunder, the United Nations Participation Act of 1945, as amended, and the rules and regulations promulgated thereunder, and the Syria Accountability and Lebanese Sovereignty Restoration Act of 2003, as amended, and the rules and regulations promulgated thereunder, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

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(oo)	Representation of Officers. Any certificate signed by any officer of the General Partner on behalf of BIP and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by BIP, as to matters covered thereby, to each Underwriter.

(pp)	Disclosure Controls and Procedures. BIP maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material required to be disclosed by BIP in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information relating to BIP and its subsidiaries is accumulated and made known to BIP’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(qq)	Cybersecurity. The BIP Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the BIP Entities as currently conducted, and to the best of the BIP Entities’ knowledge, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. BIP and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) no incidents under internal review or investigations relating to the same except as where such breaches, violations, outages, unauthorized use or access, or incidents under internal review or investigations relating to the same, would not, individually or in the aggregate, result in a Material Adverse Effect. BIP and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over BIP and its subsidiaries, and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

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(rr)	Mirror Units. The Mirror Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered, will be validly issued, and will conform in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus, and the issuance of such Mirror Units is not subject to any preemptive or similar rights.

(ss)	Stamp Duty. No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Bermuda on or in connection with the issuance, sale and delivery of the Units by BIP or the execution and delivery of this Agreement.

(tt)	eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu)	Statistical and Market-Related Data. The statistical and market-related data included in the Disclosure Package and the Prospectus and the consolidated financial statements of BIP and its subsidiaries included in the Disclosure Package and the Prospectus are based on or derived from sources that BIP believes to be reliable in all material respects.

(vv)	Passive Foreign Investment Company. BIP was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year and the Partnership does not expect to be a PFIC for the foreseeable future.

12	Use of Proceeds

BIP will use the net proceeds from the Offering in accordance with the description thereof under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

13	Conditions Precedent

13.1	The following are conditions precedent to the obligation of the Underwriters to close the transaction contemplated by this Agreement, which conditions BIP covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters:

(a)	the Units shall have attributes substantially as set forth in the Disclosure Package and the Prospectus;

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(b)	at the Closing Time, BIP shall have delivered to the Underwriters a certificate, dated the Closing Date, signed on behalf of BIP by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Disclosure Package and the Prospectus, or any amendments thereto:

(A)	there has been, since June 30, 2020 and prior to the Closing Time, no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of BIP on a consolidated basis; and

(B)	no transaction of a nature material to BIP on a consolidated basis has been entered into, directly or indirectly, by BIP since June 30, 2020;

(ii)	no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of BIP has been issued in the United States and, to BIP’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)	the representations and warranties of BIP contained herein are true and correct in all respects as of the Closing Time, with the same force and effect as if made at and as of the Closing Time; and

(iv)	BIP has complied with all terms and conditions of this Agreement to be complied with by BIP at or prior to the Closing Time,

and all such matters shall in fact be true at the Closing Time;

(c)	the Underwriters shall have received evidence satisfactory to them, acting reasonably, that the Units have been conditionally approved for listing on the NYSE;

(d)	subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded BIP or any debt securities, convertible securities or preferred stock issued, or guaranteed by, BIP or any of the other BIP Entities by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of BIP or any such debt securities, convertible securities or preferred stock issued or guaranteed by any of the BIP Entities (other than an announcement with positive implications of a possible upgrading);

(e)	on and as of the Closing Date, the Units shall have at least the rating specified in the Disclosure Package from S&P Global Ratings, and BIP shall have delivered to the Underwriters a letter on or prior to the Closing Date, from S&P Global Ratings, or other evidence reasonably satisfactory to the Underwriters, confirming that the Units have been assigned such rating;

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(f)	at the Closing Time, Morrison & Foerster LLP, special Investment Company Act counsel for BIP, shall have furnished to the Underwriters, at the request of BIP, their written opinion, dated the Closing Date and addressed to the Underwriters, such letter to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(g)	the Underwriters shall have received at the Closing Time the letter of the auditors of BIP updating the “comfort letter” referred to in Section 6.1 to a date not more than two business days prior to the date of such letter, such letter to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(h)	at the Closing Time, the Underwriters shall have received a favorable legal opinion and 10b-5 negative assurance letter, dated the Closing Date, on behalf of BIP from Torys LLP, BIP’s U.S. and Canadian legal counsel, addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(i)	at the Closing Time, the Underwriters shall have received a favorable legal opinion, dated the Closing Date, on behalf of BIP from Appleby (Bermuda) Limited addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(j)	at the Closing Time, the Underwriters shall have received a favorable legal opinion and 10b-5 negative assurance letter, dated the Closing Date, from their U.S. counsel, Milbank LLP, with respect to such matters as the Underwriters may reasonably request;

(k)	at the Closing Time, the Underwriters shall have received a legal opinion, dated the Closing Date, on behalf of BIP from Torys LLP, to the effect that each of BIP and BILP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes;

(l)	on or prior to the Closing Date, the BIP LPA Amendment shall have been executed by the General Partner and the Amended BIP LPA shall be in full force and effect;

(m)	on or prior to the Closing Date, the BILP LPA Amendment shall have been executed by the managing general partner and/or the special limited partner of BILP and the Amended BILP LPA shall be in full force and effect;

(n)	promptly following the closing of the Offering, the Mirror Units will be issued by BILP to BIP with terms conforming with those set forth in the Disclosure Package and the Prospectus;

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(o)	no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) under the Securities Act or pursuant to Section 8A of the Securities Act, shall be pending before or threatened by the SEC; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3.1 hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and

(p)	on the date of this Agreement and on the Closing Date the Partnership shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of the chief financial officer of Brookfield Infrastructure Group L.P., with respect to certain financial data contained in the Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

14	Termination

14.1	In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at its option, to terminate and cancel its obligations under this Agreement, without any liability on their or its part, in the following circumstances:

(a)	Regulatory Proceeding Out. if after the Applicable Time and prior to the Closing Time, an inquiry, action, suit, investigation or other proceeding is commenced or threatened or any order is made or issued under or pursuant to any law of Canada or the United States or by any other regulatory authority or stock exchange (except any such proceeding or order based solely upon the activities of any of the Underwriters), or there is any change of law or the interpretation or administration thereof, which in such Underwriter’s opinion, acting reasonably, would prevent, suspend, delay, restrict or adversely affect the trading in or the distribution of the Units or any other securities of BIP in the United States; or

(b)	Disaster Out. if after the Applicable Time and prior to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence or any action, governmental law or regulation, enquiry or other occurrence of any nature whatsoever which, in such Underwriter’s sole opinion in its absolute discretion, acting reasonably, might be expected to have a significant adverse effect on the market price or value of the Units, including, without limitation, the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or the occurrence of any other calamity or crisis in the United States, Canada or elsewhere; or

(c)	Material Change. if after the Applicable Time and prior to the Closing Time, there should occur, be discovered by the Underwriters or be announced by BIP, any material change or a change in any material fact which, in the sole opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Units or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus; or

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(d)	Financial Market Out. if there is a suspension or material limitation in trading in securities generally on the NYSE, a suspension or material limitation in trading in BIP’s securities on any of the Exchanges or a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States which, in each such instance, the effect is such as to make it, in the judgment of such Underwriter, acting reasonably, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

14.2	The rights of termination contained in Section 14.1 may be exercised by any Underwriter giving written notice thereof to BIP and the Representatives at any time prior to the Closing Time and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by BIP in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability or obligation on the part of the Underwriters to BIP or on the part of BIP to the Underwriters except in respect of any liability or obligation under any of Sections 17 and 18 which will remain in full force and effect.

15	Conditions

15.1	All terms and conditions of this Agreement shall be construed as conditions and any material breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle any of the Underwriters to terminate their obligation to purchase the Units by notice in writing to that effect given to BIP at or prior to the Closing Time. The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on an Underwriter any such waiver or extension must be in writing and signed by such Underwriter.

16	Restrictions on Further Issues or Sales

16.1	For a period of 30 days after the date of the Prospectus, BIP will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by BIP, or the General Partner or any controlled affiliate of BIP or the General Partner or any person in privity with BIP or the General Partner or any controlled affiliate of BIP or the General Partner, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering, of any units of any class of capital stock of BIP (other than the Units) that is preferred as to the payment of distributions, or as to the distribution of assets upon any liquidation or dissolution of BIP, over the limited partnership units of BIP (including any units of any class of partnership interests of the Partnership (other than the Units) that ranks equally with the Units as to the payment of distributions or as to the distribution of assets upon any liquidation or dissolution of BIP (other than any of BIP’s Class A preferred limited partnership units that are issued upon re-classification in accordance with terms of the corresponding series of BIP’s outstanding Class A preferred limited partnership units, as described in the Prospectus)). For the avoidance of doubt, nothing contained in this Section 16 shall prohibit any disposition or offering by BIP, the General Partner, their respective controlled affiliates or any other person of BIP’s non-voting limited partnership units (“LP Units”) and securities convertible into, or otherwise exchangeable for, LP Units, including the filing (or participation in the filing) of a registration statement with the SEC or any prospectus in respect of LP Units and securities convertible into, or otherwise exchangeable for, LP Units, in each case, as contemplated by the Forms F-1 and F-3 (as amended from time to time) filed by BIP and Brookfield Infrastructure Corporation with the SEC.

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17	Indemnification

17.1	BIP shall indemnify and hold harmless each of the Underwriters (which term, for the purpose of this Section shall be deemed to include affiliates of the Underwriters) and the Underwriters’ directors, officers and employees and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for the purposes of this Section 17, the “Indemnified Underwriter Parties”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Units), costs, damages and expenses (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)	any breach of or default under any representation, warranty, covenant or agreement of BIP in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of BIP to comply with any of its obligations hereunder or thereunder;

(b)	any information or statement in the Disclosure Package and the Prospectus and any Subsequent Disclosure Document, or any omission or alleged omission to state therein any information;

(c)	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)	any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Subsequent Disclosure Document or any other material filed in compliance or intended compliance with U.S. Securities Laws, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(e)	BIP not complying with any requirement of the U.S. Securities Laws, or any breach or violation or alleged breach or violation of any U.S. Securities Laws or other securities legislation of any jurisdiction; or

(f)	any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority (except any such proceeding or order based solely upon the activities of any of the Underwriters) or any change of law or the interpretation or administration thereof which operates to prevent or restrict the trading in or the distribution of the Units or any other securities of BIP in the United States;

provided that BIP shall cease to be liable for indemnification under this Section 17.1 in respect of any liabilities, claims, demands, losses, costs, damages and expenses that arise out of or are based upon untrue statement or alleged untrue statement, any omission or alleged omission of a material fact made in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Subsequent Disclosure Document or in any other material so filed in reliance upon and in conformity with information in respect of any of the Underwriters furnished in writing to BIP by the Underwriters through the Representatives specifically for inclusion in such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the “Underwriting Information” described in Section 17.3 below. The rights of indemnity contained in this Section 17.1 in respect of a claim based on an omission or alleged omission in any Subsequent Disclosure Document shall not apply if BIP has complied with Section 7.1 and, if applicable, Sections 7.2 and 9.5 and the person asserting such claim was not provided with a copy of any Subsequent Disclosure Document which corrects such omission or alleged omission.

17.2	[reserved]

17.3	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless BIP, its directors, its officers who signed the Registration Statement and each person who controls BIP within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for the purposes of this Section 17, the “Indemnified BIP Parties” and together with the Indemnified Underwriter Parties, the “Indemnified Parties”) to the same extent as the indemnity set forth in 17.1(c) and (d) above, but only with respect to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission made in reliance upon and in conformity with written information furnished to BIP by any Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Disclosure Package or any Subsequent Disclosure Document, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: the information related to stabilizing transactions, and syndicate covering transactions contained in the ninth, tenth and twelfth paragraphs thereunder (the “Underwriting Information”).

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17.4	In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 17.1 is unavailable, in whole or in part, for any reason to an Indemnified Underwriter Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, BIP shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Underwriter Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)	in such proportion as is appropriate to reflect the relative benefits received by BIP on the one hand and the Underwriters on the other hand from the offering of the Units; or

(b)	if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of BIP, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in Section 17.1 which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Discounts and Commissions or any portion thereof actually received. The relative benefits received by BIP, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the offering of the Units (net of the Underwriting Discounts and Commissions payable to the Underwriters but before deducting expenses), received by BIP is to the Underwriting Discounts and Commissions received by the Underwriters. The relative fault of BIP on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Section 17.1 that resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of BIP or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 17.1. The amount paid or payable by an Indemnified Underwriter Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 17.4 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 17.4. Notwithstanding the provisions of this Section 17.4, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total Underwriting Discounts and Commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 17.4 are several in proportion to their respective purchase obligations hereunder and not joint.

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17.5	If any claim contemplated by this Section 17 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify BIP or the Underwriters, as applicable (referred to interchangeably for purposes of this Section 17 as the “Indemnifying Party”) of the nature of such claim (provided that any failure to so notify promptly shall relieve the Indemnifying Party of liability under this Section 17 only to the extent that such failure prejudices the ability of the Indemnifying Party to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defense of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any Indemnified Party in respect of any Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of time; (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of BIP to constitute each of the Underwriters as trustees for the Underwriters’ directors, officers, employees, affiliates and persons who control any of the Underwriters, of the covenants of BIP under Section 17.1 with respect to the Indemnified Parties and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

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17.6	BIP waives all right of contribution by statute or common law which it may have against the Underwriters in respect of losses, claims, costs, damages or liabilities which it may sustain as a direct or indirect consequence of the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Subsequent Disclosure Document or any other document containing or being alleged to contain a misrepresentation.

17.7	The rights provided in this Section 17 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

18	Expenses

18.1	Whether or not the Offering is completed, BIP will be responsible for all expenses of or incidental to the creation, issue, delivery and marketing of the Offering, including without limitation, all reasonable fees and disbursements of BIP’s legal counsel, all fees and disbursements of auditors, prospectus filing fees, rating agency fees and all expenses related to marketing activities and printing costs; provided, however, that the Underwriters will be responsible for their “out of pocket” expenses and the fees and disbursements of the Underwriters’ legal counsel. If the Offering is terminated, other than by reason of a default of one of the Underwriters, BIP shall reimburse the Underwriters for any and all expenses reasonably incurred by them.

19	Several Obligations

19.1	The obligations of the Underwriters to purchase the Units shall be several and not joint, and the percentage of the Units that each of the Underwriters shall be severally obligated to purchase is as follows:

Morgan Stanley & Co. LLC	19.0%
BofA Securities, Inc.	19.0%
J.P. Morgan Securities LLC	19.0%
RBC Capital Markets, LLC	19.0%
Wells Fargo Securities, LLC	19.0%
TD Securities (USA) LLC	5.0%
Total	100.0%

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19.2	If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Units at the Closing Time, and the number of Units not purchased is less than or equal to 5.1% of the aggregate amount of Units agreed to be purchased by the Underwriters pursuant to this Agreement, each of the other Underwriters shall be obligated to purchase severally and not jointly, the Units not taken up, on a pro rata basis or as they may otherwise agree as between themselves.

19.3	If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Units at the Closing Time, and the number of Units not purchased is greater than 5.1% of the aggregate number of Units agreed to be purchased by the Underwriters pursuant to this Agreement, those of the Underwriters who shall be willing and able to purchase their respective percentage of the Units shall have the right, but not the obligation, to purchase severally the Units on a pro rata basis or as they may otherwise agree as between themselves. In the event that such right is not exercised, the Underwriter or Underwriters that are willing and able to purchase its or their respective percentage of the Units shall be relieved, without liability, of its or their obligations to purchase its or their respective percentage of the Units on submission to BIP of reasonable evidence of its or their ability and willingness to fulfill its or their obligations under this Agreement at the Closing Time.

19.4	Notwithstanding anything contained in Sections 19.2 or 19.3, nothing in this Section 19 shall oblige BIP to sell to the Underwriters less than all of the Units. In addition, nothing contained in Sections 19.2 or 19.3 shall relieve from responsibility to BIP any one of the Underwriters who shall default in its obligation to purchase its respective percentage of the Units.

20	Authority of the Representatives

20.1	All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of any waiver of a material condition precedent pursuant to Section 13, any notice of termination pursuant to Section 14, any settlement of an indemnified claim pursuant to Section 17 and any agreement to amend this Agreement, may be taken by the Representatives on the Underwriters’ behalf, after consultation with the other Underwriters, and this is the authority to BIP for accepting notification of any such steps from the Representatives on their behalf without any further investigation or inquiry.

21	Notices

21.1	Any notices or other communication that may be required or desired to be given pursuant to this Agreement may be given in writing by telecopier or by hand delivery, delivery or other charges prepaid, and:

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(a)	in the case of notice to BIP, be addressed to:

Brookfield Infrastructure Partners L.P.
73 Front Street, 5th Floor
Hamilton, HM 12
Bermuda

Attention:      Corporate Secretary
Telecopy:      (441) 296-4475

with a copy (which shall not constitute notice) to:

Torys LLP
1114 Avenue of the Americas
23rd Floor
New York, New York 10036-7703

U.S.A.

Attention:      Mile Kurta
Telecopy:      (212) 880-6363

(b)	in the case of notice to the Underwriters, be addressed to:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Ian Drewe
Email: Ian.Drewe@morganstanley.com

BofA Securities, Inc.

1540 Broadway

NY8-540-26-02

New York, NY 10036

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Email: dg.hg_ua_notices@bofa.com

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 834-6081

Attention: Investment Grade Syndicate Desk

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Facsimile: (212) 428-6308

Attention: Transaction Management

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Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

TD Securities (USA) LLC

31 West 52nd St., 2nd Floor

New York, New York 10019

Attention: Transaction Management Group

Email: ustmg@tdsecurities.com

with copies (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, New York 10001

Attention:      Paul Denaro and Jonathon Jackson
Telecopy:      (212) 530-5000

Any such notice or other communication shall be deemed to be given at the time telecopied or delivered, if telecopied or delivered to the recipient on a business day (in New York City) and before 5:00 p.m. (New York City time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (New York City time) on the next following business day (in New York City).

22	Recognition of the Special Resolution Regimes

22.1	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under such Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

22.2	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

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“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23	Miscellaneous

23.1	In connection with the distribution of the Units and the Additional Units, if any, the Underwriters and members of their selling group (if any) may, in conformity with all applicable laws or effect transactions which stabilize or maintain the market price of the Units at levels above those which might otherwise prevail on the open market in compliance with Securities Laws. Such stabilizing transactions, if any, may be discontinued at any time.

23.2	The representations and warranties contained in this Agreement or in documents submitted pursuant to this Agreement and in connection with the transactions contemplated hereby shall survive the purchase by the Underwriters of the Units, and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Units; provided that with respect to any action brought in any court of competent jurisdiction in Canada such representations and warranties shall continue in full force and effect for three years from such date of the issuance of the Units.

23.3	Time shall be of the essence of this Agreement.

23.4	This Agreement may be executed in several counterparts by facsimile or electronic PDF copy, each of which when so executed shall be deemed to be an original but which together will constitute one and the same agreement.

23.5	This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

23.6	If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

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23.7	This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

23.8	BIP hereby submits to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. BIP irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. BIP irrevocably appoints Brookfield Infrastructure US Holdings I Corporation as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to BIP by the person serving the same to the address provided in Section 21.1(a), shall be deemed in every respect effective service of process upon BIP in any such suit or proceeding. BIP further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

23.9	BIP acknowledges and agrees that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the offering price of the Units, and any related discounts and commissions, is an arm’s-length commercial transaction between BIP, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of BIP or its unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of BIP with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising BIP on other matters) and no Underwriter has any obligation to BIP with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of BIP, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and BIP has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

23.10	BIP and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.11	The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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23.12	Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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Please confirm your acceptance of this offer by signature of an authorized officer or officers in the space set forth below.

Yours very truly,

[Signature page to the Underwriting Agreement]

Accepted and agreed to as of the date first written above.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, Brookfield Infrastructure Partners Limited

Per:	/s/ Anne Schaumburg
Name: Anne Schaumburg Title: Director

[Signature page to the Underwriting Agreement]

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name: Ian Drewe Title: Executive Director

BOFA SECURITIES , INC.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya Title: Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose Title: Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley Title: Director

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Landredi Title: Director

Schedule A

Pricing Term Sheet dated September 14, 2020.

Brookfield Infrastructure Partners L.P.
Pricing Term Sheet

8,000,000 5.125% Class A Preferred Limited Partnership Units, Series 13
September 14, 2020

The information in this pricing term sheet relates to Brookfield Infrastructure Partners L.P.’s offering of its 5.125% Class A Preferred Limited Partnership Units, Series 13 (the “Offering”) and should be read together with the preliminary prospectus supplement dated September 14, 2020 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated June 21, 2019, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying base prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying base prospectus. Terms used herein but not defined herein shall have the meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Brookfield Infrastructure Partners L.P. (“BIP” or the “Partnership”)
Security:	5.125% Class A Preferred Limited Partnership Units, Series 13 (the “Units”)
Size:	$200,000,000 (8,000,000 Units (“Issued Units”))
Liquidation Preference:	$25.00 per Unit
Maturity:	Perpetual (unless redeemed by the Partnership (i) prior to October 15, 2025, at the Partnership’s option, in connection with a Ratings Event; (ii) on or after October 15, 2025, at the Partnership’s option; and (iii) at any time, in connection with a Change in Tax Law)
Distribution Rate:	At a rate per annum equal to 5.125% ($1.28125 per unit) only when, as, and if declared. Distributions on the Units are cumulative
Distribution Payment Dates:	The fifteenth day of March, June, September and December of each year (or the immediately succeeding Business Day), with the first distribution payable, if declared, on December 15, 2020
Pro-rated Initial Distribution:	$0.29896 per Unit
Optional Redemption on or after October 15, 2025:	The Units may be redeemed at the Partnership’s option, in whole or in part, at any time on or after October 15, 2025, at a price of $25.00 per Unit, plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Holders of the Units will have no right to require the redemption of the Units.

Optional Redemption Upon a Ratings Event:	If a Ratings Event occurs prior to October 15, 2025, the Units may be redeemed at the Partnership’s option, in whole but not in part, within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a Ratings Event, at a price of $25.50 per Unit (102% of the liquidation preference), plus an amount equal to all accrued and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared.
Optional Redemption Upon a Change in Tax Law:	The Partnership will have the option to redeem all but not less than all of the Units at a redemption price of $25.00 per Unit, if as a result of a Change in Tax Law, there is, in the Partnership’s reasonable determination, a substantial probability that the Partnership or any Successor Entity would become obligated to pay any additional amounts on the immediately succeeding distribution payment date with respect to the Units and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to the Partnership or any Successor Entity.
Trade Date:	September 14, 2020
Expected Settlement Date:	September 21, 2020 (T+5)
Price to Public:	$25.00 per Unit ($200,000,000 in the aggregate)
Underwriting Discounts and Commissions:	$0.7875 per Unit for retail investors ($1,638,000 in the aggregate) $0.50 per Unit for institutional investors ($2,960,000 in the aggregate)
Net Proceeds (before expenses) to the Partnership:	$195,402,000
Listing:	The Partnership will apply to list the Units on the New York Stock Exchange under the symbol “BIP PR A.”
CUSIP/ISIN:	G16252 267 / USG162522670
Anticipated Rating*:	[Omitted]

Joint Book-Running Managers:	Morgan Stanley & Co. LLC BofA Securities, Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC Wells Fargo Securities, LLC
Co-Manager:	TD Securities (USA) LLC (together with the Joint Book-Running Managers, the “Underwriters”)

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The Partnership has filed a registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Partnership has filed with the SEC for more complete information about the Partnership and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Morgan Stanley & Co. LLC toll free at 1-866-718-1649, BofA Securities, Inc. toll-free at 1-800-294-1322, J.P. Morgan Securities LLC collect at 1-212-834-4533, RBC Capital Markets, LLC toll-free at 1--866-375-6829, Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or TD Securities (USA) LLC at 1-855-495-9846.

Schedule B

 List of BIP Entities

Brookfield Infrastructure Partners L.P.

Brookfield Infrastructure L.P.

BIPC Holdings Inc.

Brookfield Infrastructure Corporation

BUUK Infrastructure (Jersey) Limited

DBCT Management Pty Limited

Arc Infrastructure Holdings No. 1 Pty Ltd

Nova Transportadora do Sudeste S.A.

Genesee & Wyoming Inc.